UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2014 (July 2, 2014)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 2, 2014, the Registrant entered into an equity purchase agreement (the “EP Agreement”) with Southridge Partners II LP, a Delaware limited partnership (“Southridge”). Pursuant to the terms of the EP Agreement, Southridge shall commit to purchase up to Ten Million ($10,000,000) Dollars of the Registrant’s Common Stock over the course of thirty-six (36) months. The purchase price for the shares of common stock shall be equal to 94% of the lowest volume weighted average price (“VWAP”) of the stock on the ten trading days that comprise the defined pricing period. The Registrant is entitled exercise a Put to Southridge by delivering a Put Notice, which requires Southridge to remit the dollar amount stated in the Put Notice at the end of the pricing period, provided, however, that for each day during the pricing period, if any, that the daily VWAP of the Registrant’s common stock falls 25% or more below the Floor Price, as hereinafter defined, then the dollar amount of the Put shall be reduced by 10% for each such day. The Registrant may stipulate a Floor Price below which, no shares of common stock may be sold by Southridge, however, the Floor price shall not be lower than the lowest daily VWAP during the ten trading days preceding the date of the Put Notice.

On July 2, 2014, the Registrant also entered into a registration rights agreement (the “Registration Rights Agreement”) with Southridge. Pursuant to the terms of the Registration Rights Agreement, the Registrant is obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 40,000,000 shares of Common Stock underlying the EP Agreement within 120 days. In addition, the Registrant is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 5 business days after the notification from the SEC that the Registration Statement may be declared effective.

Copies of the EP Agreement and Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 respectively, to this Form 8-K. The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

A press release announcing these agreements has been filed as an exhibit to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement between the Company and Southridge Partners II LP
10.2	Registration Rights Agreement between the Company and Southridge Partners II LP
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer
Dated: July 3, 2014